SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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GEOGLOBAL RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
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GEOGLOBAL RESOURCES INC.
SUITE #200, 625 – 4 AVENUE S.W.
CALGARY, ALBERTA     T2P 0K2     CANADA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 19, 2012

Notice is hereby given that the Annual Meeting of Stockholders (“the Meeting”) of GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) will be held in the Bonavista Room at The Westin Calgary, 320 - 4th Avenue SW, Calgary, Alberta, T2P 2S6 at 3:00 pm Mountain Time on Wednesday, the 19th of December, 2012 for the following purposes:

1.	to elect two (2) directors to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	to hold an advisory (non-binding) vote on executive compensation;

3.	to hold an advisory (non-binding) vote on how frequently stockholders should vote to approve compensation of the named executive officers; and

4.	to transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice of Annual Meeting of Stockholders.  Unless the context should otherwise require, references to “we”, “us” and “our” refer to GeoGlobal.  Only holders of shares of our Common Stock of record at the close of business on October 29, 2012 (the "Record Date") are entitled to notice of and to vote at the Meeting.

We hope that all of our stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed pre-addressed envelope which is intended for your convenience.

/s/ Patti J. Price
Patti J. Price, Secretary

Dated:  October 31, 2012

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on December 19, 2012

Our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended June 30, 2012 are available to registered holders on the Internet at www.envisionreports.com/GGR and to beneficial/street holders at www.edocumentview.com/GGR

PROXY STATEMENT

GENERAL INFORMATION

As permitted by rules adopted by the U.S. Securities and Exchange Commission, our Company will furnish proxy materials to our stockholders on the Internet instead of mailing printed copies of those materials to all of our shareholders. This option allows our Company to provide stockholders with the information that they need, while reducing our use of natural resources and saving on paper, printing and mailing costs.

If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice of Internet Availability. The Notice of Internet Availability is being mailed to our stockholders on or about November 1, 2012 and provides instructions on how you may access and review the proxy materials on the Internet as well as how to vote your shares.

Who May Vote
Holders of record of our Common Stock at the close of business on October 29, 2012 may vote at the Meeting.

How to Vote
You may vote in person at the Meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.

If you are a registered stockholder (meaning your name is included on the security holder file maintained by our transfer agent, Computershare Trust Co. N.A.), you can vote in person or by using the Internet or telephone as instructed on the Notice of Internet Availability or by completing, signing, dating and returning your proxy card in the enclosed envelope.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.  Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the Meeting, your vote in person at the Meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

Whether or not you expect to personally attend the Meeting, we urge you to vote your shares by phone, via the Internet or by signing, dating and returning the enclosed proxy card.  Voting early will ensure the presence of a quorum at the Meeting and will save our Company the expense and extra work of additional solicitation.  An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail.  Submitting your proxy now will not prevent you from voting at the Meeting, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated.  Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

How Proxies Work
Our Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of our director candidates.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the elections of the six director candidates that have been nominated.

Matters to be Presented
We are not aware of any matters to be presented other than those described in this Proxy Statement.  If any matters not described in this Proxy Statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is postponed or adjourned, the proxies will vote your shares on the new Meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
If you are a registered stockholder, you may revoke your proxy before it is voted by:
—	Notifying our Secretary in writing before the Meeting at the address given on the cover page of this Proxy Statement; or
—	Voting in person at the Meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them or contact your broker in order to change your vote.

Conduct of the Meeting
The Chairman of our Meeting has broad authority to conduct the Meeting in an orderly manner.  This authority includes establishing rules for stockholders who wish to address the Meeting.  Copies of these rules will be available at the Meeting.  The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders.

Directions to the Meeting
The Westin Calgary is located in downtown Calgary.  The street address is 320 - 4th Avenue SW, Calgary, Alberta T2P 2S6.

Webcast of the Meeting
We are pleased to offer an audio webcast of the Meeting.  You may listen to our Meeting via telephone or listen to the live webcast by Internet access, both as described below:
Webcast:
To listen to the live webcast of the Meeting via a website, you can go to our website at: www.geoglobal.com and click on "Special Meeting Webcast", or go to the website at: http://event.on24.com/r.htm?e=535943&s=1&k=4F16F3965E946F294BF6A90248A08118

Webcast Replay:
The webcast replay will be available on our website at www.geoglobal.com from 5:00 p.m. MT, Wednesday, December 19, 2012 until 11:59 p.m. on Friday, December 28, 2012 and also on the CNW Group website for ninety (90) days from the date of the Meeting.  Be advised that listening to the webcast via our website requires speakers and Windows Media Player.

Additional Information on the Meeting
If you have questions or would like more information about the Meeting, you can contact us in any of the following ways:
—	Via the Internet:	Go to our website, www.geoglobal.com, and click on the “Contact Us” link or send an e-mail directly to info@geoglobal.com to request additional stockholder information.

—	By telephone:	+1 (403) 777-9250

—	By writing to the following address:	Patti J. Price, Secretary
GeoGlobal Resources Inc.
Suite #200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada, T2P 0K2

Contacting our Board
Our Board has provided a process for stockholders to communicate with its members.  Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Patti Price, Secretary, GeoGlobal Resources Inc., at the address given above.  You may make any concerns known confidentially to the non-employee directors by marking your envelope “Confidential” and addressing the communication to the Board of Directors, in care of the Secretary.

VOTING SECURITIES

Outstanding Shares and Voting Rights
At the close of business on October 29, 2012 (the “Record Date”), we had 138,343,051 outstanding shares of Common Stock.

Each holder of Common Stock is entitled to one (1) vote per share at the Meeting.

In order for any business to be conducted at the Meeting, we must have a quorum. This means that a majority of our issued and outstanding shares entitled to vote must be present or represented by proxy in order to constitute a quorum at the Meeting.

Assuming a quorum is present, the Director candidates who receive the most “for” votes will be elected to fill two available seats on our Board.  For proposal 2 (the “say-on-pay” vote), stockholders are being provided with an advisory (non-binding) vote on our executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Shares represented at the Meeting by a proxy reflecting abstentions or broker non-votes will be counted for the purpose of determining whether or not a quorum is present at the Meeting but will have no effect on the result of the votes on the election of Directors or on the result of other matters voted upon at the Meeting.  Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.  Absent instructions from you, your broker may not vote your shares on the election of Directors.

PRINCIPAL STOCKHOLDERS

Set forth below is information concerning the Common Stock ownership of all persons known by us to own beneficially 5 percent or more of our Common Stock, the Common Stock ownership of each of our Directors and officers and all Directors and officers as a group, as of October 29, 2012.  As of October 29, 2012, we had 138,343,051 shares of Common Stock outstanding.

Beneficial owners of 5% or more:
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	(1)	Percentage of Outstanding Common Stock	(4)
Jean Paul Roy Casa 5 Residencias Tetuan, La Antigua, Guatemala, Sacatapecuez, Guatemala	19,044,991	(2)	13.7%

The Israel Land Development Company – Energy Ltd. 2 Arie Shenkar St. Tel-Aviv, 68010, Israel	66,661,755	(3)	42.8%
All persons as a group (2 persons)	85,706,746		56.5%
(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire the beneficial ownership within 60 days of October 29, 2012.

(2)
This information is based upon the Form 4 filed with the SEC by Mr. Jean Roy on August 28, 2012.  This number includes 18,344,991 shares of Common Stock and 700,000 options to purchase Common Stock exercisable within 60 days of October 29, 2012.

(3)
This information is based on the Form 4 filed with the SEC by The Israel Land Development Company – Energy Ltd. (ILDE) on March 29, 2012.  This number includes 49,207,118 shares of Common Stock and 17,454,627 Warrants to purchase Common Stock exercisable within 60 days of October 29, 2012.

(4)
Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 138,343,051, plus the number of shares that owner has the right to acquire within 60 days.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Stock ownership of our Directors and Officers:
Name of Beneficial Owner	Number of Shares Beneficially Owned	(1)	Percentage of Outstanding Common Stock	(7)
Paul B. Miller	590,000	(2)	*
David D. Conklin	150,000	(3)	*
Allan J. Kent	4,700,000	(4)	3.4%
Sunil S. Karkera	575,000	(5)	*
Miles Leggett	625,000	(6)	*
All persons as a group (5 persons)	6,640,000		4.8%
*	holds less than 1%
(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire the beneficial ownership within 60 days of October 29, 2012.

(2)	Includes 40,000 shares of Common Stock and 550,000 options to purchase Common Stock exercisable within 60 days of October 29, 2012.
(3)	Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days of October 29, 2012.
(4)	Includes 4,075,000 shares of Common Stock and options to purchase 625,000 shares of Common Stock exercisable within 60 days of October 29, 2012.
(5)	Includes options to purchase 575,000 shares of Common Stock exercisable within 60 days of October 29, 2012.
(6)	Includes 225,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock exercisable within 60 days of October 29, 2012.
(7)
Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 138,343,051, plus the number of shares that owner has the right to acquire within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers file reports with the Securities and Exchange Commission disclosing the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, changes in their ownership of our equity securities.  They must also provide us with copies of these reports.  These reports are required by Section 16(a) of the Securities Exchange Act of 1934.  We have reviewed copies of the reports we received from the individuals required to file the reports.  Based on our review of the copies of the reports, we believe that all filings required to be made by the reporting persons for the period January 1, 2011 through December 31, 2011 were made on a timely basis.

PROPOSALS FOR ADOPTION

PROPOSAL 1.ELECTION OF DIRECTORS

Our Board’s Nominating Committee has recommended and nominated the two director candidates named below, all of whom currently serve as our directors.  All of our directors are elected for one-year terms.  If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating Committee names one.  Each nominee has indicated that he is willing and able to serve as a director if elected, and, accordingly, our Board of Directors does not have in mind any replacement.

The nominees as Director and their ages are as follows:

Name	Age

David D. Conklin	47

Paul B. Miller	39

Mr. Conklin was elected a Director of our company on May 11, 2009.  On January 12, 2012, the Board approved his appointment as Chairman of the Board.  Mr. Conklin currently serves as counsel at Goodmans LLP, a law firm in Toronto, Ontario, Canada and specializes in commercial litigation with an emphasis on corporate governance and business valuation.  Before joining Goodmans LLP in 2007, Mr. Conklin practised for one year with Bernstein Litowitz Berger & Grossman LLP, a securities and class action firm in New York.  Prior thereto he was a partner and senior litigator at Lerners LLP, a leading Toronto litigation law firm.  Mr. Conklin has extensive experience appearing before all levels of civil courts in Ontario litigating commercial disputes involving shareholder and partnership disputes, oppression claims, breach of confidentiality and other fiduciary duties, secured and unsecured creditor claims, professional negligence claims and other related business law issues.  He represents shareholders, boards of directors and entrepreneurs of both private and public companies.  Mr. Conklin is currently an Executive in Residence at the Schulich School of Business, York University where he teaches courses in the MBA and EMBA programs on Corporate Governance and Mergers and Acquisitions.  Throughout his career, Mr. Conklin has taught a variety of legal and business courses including trial advocacy at the University Of Toronto Faculty Of Law and the Advocates’ Society.  Mr. Conklin received his LL.M from Columbia University in New York City focusing on capital markets, corporate finance and governance issues and was admitted to the Law Society of Upper Canada in 1993 and to the New York State Bar in 2007.

*           Mr. Conklin brings to our Company his background in Canadian and United States law.  He is knowledgeable in matters of corporate governance and substantial corporate transactions, among other matters.  He sits on our audit committee.   This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

Mr. Miller joined our Company in March 2010 and was elected a Director on September 15, 2010.  Mr. Miller was then appointed as President and Chief Executive Officer on August 17, 2010.  Mr. Miller is responsible for presenting the Company to shareholders and investors as well as performing day to day operations in conjunction with current management.  Mr. Miller is a professional engineer licenced in Ontario and Alberta.  He has a depth of experience working in the oil and gas industry all over the world.  Originally from the East Coast of Canada, Mr. Miller has lived and worked throughout Canada having started his career in Alberta in 1997 working for Talisman Energy from 1997 to 2000 before moving on to Matrikon Inc., a global engineering consulting company, where he was employed in various management capacities from 2000 to 2010.  During his ten year tenure with Matrikon, he headed up business units in Australia, Eastern North America, and the Middle East prior to returning to Alberta.  Mr. Miller holds a Bachelor of Science degree in Chemical Engineering from the University of Alberta and in 2009 graduated from the Kellogg-Schulich Executive MBA program.

*      Mr. Miller’s experience and background with worldwide oil and gas exploration and production industry give him the opportunity to provide valuable insight and guidance to our Board of Directors and Company.   The Board believes that his understanding of the technical challenges associated with oil and gas exploration combined with his business background and training will help GeoGlobal realize the maximum value from our assets.  This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

PROPOSAL 2.ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, our stockholders are being provided with an advisory (non-binding) vote on our executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every three years thereafter.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. Our Compensation Committee believes that our compensation policies and objectives should align with the stage of development of our operations, our operating objectives and the extent of realization of our objectives.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the operators of the exploration blocks.  Our Compensation Committee also believes that the compensation of our executive officers should enable our Company to motivate and retain the talent we need to lead and make our company grow, be competitive with similar companies, be fair and reasonable, and, where appropriate, reward successful performance.

We encourage you to read our Compensation Discussion and Analysis contained within this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for or against, or to abstain from voting, on the following resolution:

 “Resolved, that the stockholders approve the compensation of our executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above referenced disclosures appear at pages 11 to 17 of this proxy statement.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “IN FAVOR OF” APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT).

PROPOSAL 3.     ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY STOCKHOLDERS SHOULD VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, our stockholders are being provided with an advisory (non-binding) vote on how frequently our stockholders should have an advisory (non-binding) vote on the compensation of our named executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. We refer to this non-binding advisory vote as the “say-on-frequency” vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain.

The “say-on-frequency” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every six years thereafter.

The Board of Directors believes that having an annual “say-on-pay” vote to approve the compensation of our named executive officers in satisfaction of U.S. disclosure rules is appropriate. The Board of Directors believes that more frequent “say-on-pay” votes will permit the reception of current feedback on a timely basis from our stockholders regarding our compensation program for our named executive officers, which will enable us to implement more quickly any modifications that the Board of Directors determines to be appropriate.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF HOLDING A NON-BINDING ADVISORY VOTE EVERY YEAR TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

Our Directors and Executive Officers as of December 31, 2011 and their ages and employment histories are as follows:

Name	Age	Employment History
Paul B. Miller	38
Mr. Miller joined our Company in March 2010 and was elected a Director on September 15, 2010.  With the resignation of Mr. Roy as President and Chief Executive Officer effective August 17, 2010, Mr. Miller assumed, on that date, the position of President and Chief Executive Officer.  Mr. Miller is responsible for presenting the company to shareholders and investors as well as performing day to day operations in conjunction with current management.  Mr. Miller is a professional engineer licenced in Ontario and Alberta.  He has a depth of experience working in the oil and gas industry all over the world.  Originally from the East Coast of Canada, Mr. Miller has lived and worked throughout Canada, having started his career in Alberta in 1997 working for Talisman Energy from 1997 to 2000 before moving on to Matrikon Inc., a global engineering consulting company, where he was employed in various management capacities from 2000 to 2010.  During his ten year tenure with Matrikon, he headed up business units in Australia, Eastern North America, and the Middle East prior to returning to Alberta.  Mr. Miller holds a Bachelor of Science degree in Chemical Engineering from the University of Alberta and in 2009 graduated from the Kellogg-Schulich Executive MBA program.

Allan J. Kent	58
Mr. Kent was elected a Director, Executive Vice President and Chief Financial Officer of our Company on August 29, 2003.  Mr. Kent did not stand for re-election to the Board of Directors at the September 15, 2010 Annual Meeting of Shareholders.  Effective August 17, 2010, Mr. Kent assumed new responsibilities as Vice President of Finance.  Mr. Kent has in excess of 28 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies.  Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry.  He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

Michael J. Hudson	65
Mr. Hudson was elected a Director of our company on May 17, 2004.  Mr. Hudson is a retired partner with the accounting firm Grant Thornton LLP.  Mr. Hudson was with Grant Thornton for 20 years and with his experience in the oil and gas industry he was responsible for assurance services and providing advice to private, not-for-profit and public company clients listed on Canadian and US exchanges.  Mr. Hudson spent two years in London, England assisting the Institute of Chartered Accountants in England and Wales with the start up of a consulting service to members on best practices for the management of their firms, including ethics and governance issues.  Upon returning to Canada he went on secondment for 18 months with the Auditor General of Canada to learn and apply the disciplines of “value for money” auditing.  He was co-director of the comprehensive (value for money) audit of Statistics Canada reporting in the 1983 Auditor General’s Report.

David Conklin	47
Mr. Conklin was elected a Director of our company on May 11, 2009.  With the resignation of Mr. Peter Smith as Chairman of the Board effective April 29, 2011, Mr. Conklin was appointed to the position of Acting Chairman of the Board.  On January 12, 2012, the Board approved his appointment as Chairman of the Board.  Mr. Conklin currently serves as counsel at Goodmans LLP, a law firm in Toronto, Ontario, Canada and specializes in commercial litigation with an emphasis on corporate governance and business valuation.  Before joining Goodmans LLP in 2007, Mr. Conklin practised for one year with Bernstein Litowitz Berger & Grossman LLP, a securities and class action firm in New York.  Prior thereto he was a partner and senior litigator at Lerners LLP, a leading Toronto litigation law firm.  Mr. Conklin has extensive experience appearing before all levels of civil courts in Ontario litigating commercial disputes involving shareholder and partnership disputes, oppression claims, breach of confidentiality and other fiduciary duties, secured and unsecured creditor claims, professional negligence claims and other related business law issues.  He represents shareholders, boards of directors and entrepreneurs of both private and public companies.  Mr. Conklin is currently an Executive in Residence at the Schulich School of Business, York University where he teaches courses in the MBA and EMBA programs on Corporate Governance and Mergers and Acquisitions.  Throughout his career, Mr. Conklin has taught a variety of legal and business courses including trial advocacy at the University Of Toronto Faculty Of Law and the Advocates’ Society.  Mr. Conklin received his LL.M from Columbia University in New York City focusing on capital markets, corporate finance and governance issues and was admitted to the Law Society of Upper Canada in 1993 and to the New York State Bar in 2007.

Name	Age	Employment History

Anoop Poddar	38
Mr. Poddar was elected a Director of our company on September 15, 2010.  Mr. Poddar is currently a Partner and Investment Manager in the Aberdeen, UK office of Energy Ventures where he has been employed since 2008.  Energy Ventures is a venture capital firm focusing on equity investment into technology-focused companies in the oil and gas sector.  Mr. Poddar has extensive experience commencing in 1994 in the oil and gas industry in such capacities as a petroleum engineer, an investment banker and as vice president of corporate finance.  Originally from India, Mr. Poddar was a Drilling Engineer for Essar Oil in India for two years from 1994 to 1996, worked for five years internationally from 1997 to 2002 with Schlumberger as a Project Coordinator/Drilling Engineer and was the Associate/VP of Corporate Finance with Simmons and Company in the UK from 2004 to 2007.  Mr. Poddar holds a Bachelor of Engineering degree in Petroleum Engineering from the Indian School of Mines in Dhanbad, India, has a Master of Science degree in offshore engineering from the Robert Gordon University in Aberdeen, UK and has Masters in Business Administration degree from the Harvard Business School in Boston, USA.

Sunil S. Karkera	38
Mr. Karkera joined our company in November 2009 and held the position of Corporate Controller until August 17, 2010 when Mr. Karkera was promoted to serve as the Chief Financial Officer.  Mr. Karkera is a Chartered Accountant in Canada and India and a Certified Public Accountant (Colorado) in the USA with over 19 years of global experience with international accounting, advisory and consulting firms and with multi-industry business groups, including the oil and gas industry.  Mr. Karkera moved to Canada from Dubai, UAE in 2005 and worked with Ernst & Young LLP, an international accounting firm from February 2005 until he joined GeoGlobal in 2009.  Prior thereto, Mr. Karkera worked with Pannell Kerr Forster, an international accounting firm, in Dubai, UAE from November 2000 to November 2004.  Mr. Karkera worked with RMS & Co (now PricewaterhouseCoopers), in Mumbai, India from April 1996 to October 2000.  Mr. Karkera started his career in the accounting field with a variety of positions with growth-orientated companies active in India.

Dr. Miles Leggett	44
Dr. Leggett joined our company on February 15, 2006 as Geoscience Specialist.  Effective April 15, 2010, he became our Vice President of Exploration in Canada.  Dr. Leggett is an innovative geoscientist with particular expertise in quantitative interpretation, analysis and reservoir characterization.  He has 13 years of experience with seismic inversion and quantitative interpretation for E&P and has extensive exposure to clastic and carbonate environments across the globe.  Prior to joining GeoGlobal, Dr. Leggett was employed by Fugro-Jason in both Canada and Dubai, UAE for 6 years and by Jason Geosystems in Rotterdam and London for the preceding 3 years.  His international experience also includes working for companies in Loughborough, UK, Glasgow, UK and Switzerland.  He received his B.Sc. Hons. (Upper Second) in Geophysics, from the University of Edinburgh in 1989 as well as his Ph.D. in Borehole Seismic and Tomography, from the Durham University in 1993.

The following table sets forth information for compensation earned in fiscal years 2010 and 2011 by our named executive officers.

2010 and 2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Paul B. Miller, (2) (3) President and CEO	2011 2010	275,000 183,333	44,000 -0-	168,085 124,001	17,750 (7) 83,352	504,835 390,686
Allan J. Kent, (2) (4) Exec VP & CFO	2011 2010	220,000 215,469	11,000 5,000	85,931 -0-	11,000 (8) 22,404	327,931 242,873
Sunil Karkera (5) CFO	2011 2010	170,000 143,051	23,250 16,605	118,985 127,833	8,500 (8) 5,810	320,735 293,299
Dr. Miles Leggett (6) VP Exploration (Canada)	2011	190,000	24,840	74,119	9,500 (8)	298,459

(1)
Represents the total grant date fair value of the awards recognized for financial statement reporting purposes with respect to the fiscal years ended December 31, 2010 and 2011, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions).  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Mr. Miller is also a current Director and Mr. Kent is a past Director of our company; however they did not receive any additional compensation for serving in such capacities.
(3)
Prior to December 31, 2010, salary amounts paid to Mr. Miller were pursuant to an oral arrangement.  Effective August 17, 2010 Mr. Miller commenced performing the duties of President and Chief Executive Officer.  Effective January 1, 2011, the salary amounts paid to Mr. Miller are pursuant to an Employment Agreement.

(4)
Prior to August 17, 2010, salary amounts were paid to D.I. Investments Ltd., a company controlled by Mr. Kent, pursuant to a Financial Services Agreement whereby Mr. Kent performed the duties of Executive VP and CFO as described below.  Effective August 17, 2010, Mr. Kent entered into an Employment Agreement directly with our Company in his individual capacity.

(5)	Prior to August 17, 2010, Mr. Karkera served as our Corporate Controller.
(6)	Prior to April 15, 2011 Dr. Leggett served as our Geoscience Specialist.
(7)	This amount is a Registered Retirement Savings Plan (“RRSP”) contribution by us in the amount of $13,750 plus additional medical coverage in the amount of $4,000.
(8)	This amount is an RRSP contribution by us in an amount that equals the individual’s contribution and is facilitated under a Group Plan.

Narrative Disclosure to Summary Compensation Table
Employment Agreements

Mr. Paul B Miller
On January 27, 2011, we executed an employment agreement with Mr. Paul Miller, our President and Chief Executive Officer.  The employment agreement, which was effective January 1, 2011, provides for a salary of $275,000 per year, subject to an annual salary review, travel and health insurance benefits, RRSP benefits and an annual bonus pursuant to a plan to be developed.  The agreement is for an indefinite term and may be terminated due to death, disability, by the Company with or without cause (which generally includes, among other things, fraud, theft, dishonesty, breach of loyalty, Mr. Miller’s breach of his employment agreement or his failure to spend an adequate amount of time in our operating locations) or by Mr. Miller with or without good reason (which generally includes our breach of any obligation pursuant to the employment agreement, our failure to continue Mr. Miller in his position of employment or a material diminution of Mr. Miller’s duties and responsibilities, the failure of a successor to agree to perform the employment agreement on substantially the same terms, or voluntary resignation by Mr. Miller within thirty (30) days following a change of control).  If the agreement is terminated for disability, without cause or for good reason, Mr. Miller is entitled to receive his unpaid salary, bonus and vacation pay plus a lump sum payment equal to (i) ten (10) months of his base salary, subject to such amount increasing by one month’s base salary for each year Mr. Miller is employed by us following his first year of employment, to a maximum of 12 month’s base salary, plus (ii) a sum equal to 30% of the lump sum described in clause (i) above as compensation for loss of benefits.  Mr. Miller is entitled to five weeks of paid vacation, annually.  Mr. Miller’s employment agreement also contains confidentiality provisions which remain in effect in perpetuity, and non-competition and non-solicitation provisions effective for a period of twelve months following termination of employment.

Mr. Allan J. Kent
On November 18, 2010, we executed an employment agreement with Mr. Allan J. Kent, our Vice President of Finance.  The employment agreement, which was effective August 17, 2010, provides for a salary of $220,000 per year, subject to an annual salary review, a one-time signing bonus of $5,000, travel and health insurance benefits and an annual bonus pursuant to a plan to be developed.  The agreement is for an indefinite term and may be terminated due to death, disability, by the Company with or without cause (which generally includes, among other things, fraud, theft, dishonesty, breach of loyalty, Mr. Kent’s breach of his employment agreement or his failure to spend an adequate amount of time in our operating locations) or by Mr. Kent with or without good reason (which generally includes our breach of any obligation pursuant to the employment agreement, our failure to continue Mr. Kent in his position of employment or a material diminution of Mr. Kent’s duties and responsibilities, the failure of a successor to agree to perform the employment agreement on substantially the same terms, or voluntary resignation by Mr. Kent within thirty (30) days following a change of control).  If the agreement is terminated for disability, without cause or for good reason Mr. Kent is entitled to receive his unpaid salary, bonus and vacation pay plus a lump sum payment equal to (i) eighteen months of his base salary, subject to such amount increasing by one month’s base salary for each year Mr. Kent is employed by us after January 1, 2011 to a maximum of 24 month’s base salary, plus (ii) a sum equal to 30% of the lump sum described in clause (i) above as compensation for loss of benefits.  Mr. Kent is entitled to six weeks of paid vacation, annually.  Mr. Kent’s employment agreement also contains confidentiality provisions which remain in effect in perpetuity, and non-competition and non-solicitation provisions effective for a period of twelve months following termination of employment.  Prior to August 17, 2010, the services of Mr. Kent as Chief Financial Officer were provided pursuant to a Financial Services Agreement with D. I. Investments Ltd., a company controlled by Mr. Kent.  The agreement provided for an annual fee payable of $212,750 effective January 1, 2008 to August 17, 2010 for consulting services.

Mr. Sunil Karkera
On November 18, 2010, we executed an employment agreement with Mr. Sunil Karkera, our Chief Financial Officer.  The employment agreement, which was effective August 17, 2010, provides for a salary of $155,000 per year, subject to an annual salary review, travel and health insurance benefits, RRSP benefits and an annual bonus pursuant to a plan to be developed.  The agreement is for an indefinite term and may be terminated due to death, disability, by the Company with or without cause (which generally includes, among other things, fraud, theft, dishonesty, breach of loyalty, Mr. Karkera’s breach of his employment agreement or his failure to spend an adequate amount of time in our operating locations) or by Mr. Karkera with or without good reason (which generally includes our breach of any obligation pursuant to the employment agreement, our failure to continue Mr. Karkera in his position of employment or a material diminution of Mr. Karkera’s duties and responsibilities, the failure of a successor to agree to perform the employment agreement on substantially the same terms, or voluntary resignation by Mr. Karkera within thirty (30) days following a change of control).  If the agreement is terminated for disability, without cause, or for good reason, Mr. Karkera is entitled to receive his unpaid salary, bonus and vacation pay plus a lump sum payment equal to (i) six months of his base salary, subject to such amount increasing by one month’s base salary for each year Mr. Karkera is employed by us after August 17, 2010 to a maximum of 12 month’s base salary, plus (ii) a sum equal to 30% of the lump sum described in clause (i) above as compensation for loss of benefits.  Mr. Karkera is entitled to four weeks of paid vacation, annually.  Mr. Karkera’s employment agreement also contains confidentiality provisions which remain in effect in perpetuity, and non-competition and non-solicitation provisions effective for a period of twelve months following termination of employment.  Effective January 1, 2011, the employment agreement was amended to provide for a salary of $170,000 per year.

Dr. Miles Leggett
From the period of February 15, 2006 to April 15, 2011 Dr. Leggett was employed as our Geoscience Specialist, pursuant to an offer of employment which provides for a salary of Cdn$138,000 per year, subject to an annual salary review, RRSP benefits and health benefits.  Subsequent to April 15, 2011 Dr. Leggett is employed as Vice President of Exploration (Canada) pursuant to the same offer of employment and effective January 1, 2011 receives an annual compensation of Cdn$190,000.  If the Company wishes to terminate the employment agreement, Dr. Leggett would be entitled to receive six months’ salary in lieu of notice.  Where the employment is terminated because of a breach of any term of the agreement, or any other cause that is sufficient in law or in any other circumstances for which no notice or salary in lieu thereof is required by law, there will be no salary paid.  Dr. Leggett is entitled to five weeks of paid vacation, annually.

Grants of Plan-Based Awards
During 2011, we granted options to purchase shares of our Common Stock to our named Executive Officers as described in the following table below.

Name	Grant Date (mm/dd/yy)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
(a)	(b)	(j)	(k)	(l)
Paul B. Miller	01/27/11	65,000 (1)	0.75	0.7190
Paul B. Miller	01/27/11	65,000 (1)	1.12	0.7120
Paul B. Miller	01/27/11	70,000 (1)	1.50	0.7062
Allan J. Kent	01/27/11	42,000 (2)	0.75	0.7190
Allan J. Kent	01/27/11	42,000 (2)	1.12	0.7120
Allan J. Kent	01/27/11	41,000 (2)	1.50	0.7062
Sunil S. Karkera	01/27/11	42,000 (2)	0.75	0.7190
Sunil S. Karkera	01/27/11	42,000 (2)	1.12	0.7120
Sunil S. Karkera	01/27/11	41,000 (2)	1.50	0.7062
Miles Leggett	01/27/11	42,000 (3)	0.75	0.7190
Miles Leggett	01/27/11	42,000 (3)	1.12	0.7120
Miles Leggett	01/27/11	41,000 (3)	1.50	0.7062

(1)	Of the total 200,000 options awarded to Mr. Miller, 97,500 vested on July 27, 2011 and 102,500 vested on January 27, 2012.
(2)	Of the total 125,000 options awarded to each of Mr. Kent and Mr. Karkera, 63,000 vested on July 27, 2011 and 62,000 vested on January 27, 2012.
(3)	Of the total 125,000 options awarded to Mr. Leggett, 62,500 vested on July 27, 2011 and 62,500 vested on January 27, 2012.

Outstanding Equity Awards at Fiscal 2011 Year-End
The following table provides information with respect to our named executive officers regarding outstanding equity awards at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date mm/dd/yy
(a)	(b)	(c)	(e)	(f)
Allan J. Kent	500,000	-0-	3.95	07/25/16
Allan J. Kent	42,000	-0-	0.75	01/27/21
Allan J. Kent	21,000	-0-	1.12	01/27/21
Allan J. Kent	-0-	21,000 (1)	1.12	01/27/21
Allan J. Kent	-0-	41,000 (1)	1.50	01/27/21
Paul B. Miller	50,000	-0-	1.50	05/27/20
Paul B. Miller	25,000	-0-	2.25	05/27/20
Paul B. Miller	25,000	-0-	2.25	05/27/20
Paul B. Miller	50,000	-0-	3.00	05/27/20
Paul B. Miller	65,000	-0-	0.75	01/27/21
Paul B. Miller	32,500	-0-	1.12	01/27/21
Paul B. Miller	-0-	32,500 (1)	1.12	01/27/21
Paul B. Miller	-0-	70,000 (1)	1.50	01/27/21
Sunil S. Karkera	30,000	-0-	1.50	05/27/20
Sunil S. Karkera	15,000	-0-	2.25	05/27/20
Sunil S. Karkera	15,000	-0-	2.25	05/27/20
Sunil S. Karkera	30,000	-0-	3.00	05/27/20
Sunil S. Karkera	60,000	-0-	1.65	12/31/12
Sunil S. Karkera	42,000	-0-	0.75	01/27/21
Sunil S. Karkera	21,000	-0-	1.12	01/27/21
Sunil S. Karkera	-0-	21,000 (1)	1.12	01/27/21
Sunil S. Karkera	-0-	41,000 (1)	1.50	01/27/21
Miles Leggett	50,000	-0-	1.50	05/27/20
Miles Leggett	25,000	-0-	2.25	05/27/20
Miles Leggett	25,000	-0-	2.25	05/27/20
Miles Leggett	50,000	-0-	3.00	05/27/20
Miles Leggett	42,000	-0-	0.75	01/27/21
Miles Leggett	20,500	-0-	1.12	01/27/21
Miles Leggett	-0-	21,500 (1)	1.12	01/27/21
Miles Leggett	-0-	41,000 (1)	1.50	01/27/21
(1)	These options vest on January 27, 2012.

No options were exercised by our named executive officers during the fiscal year ended December 31, 2011.

Director Compensation
The following table provides information with respect to compensation of our Directors during the year ended December 31, 2011.  The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(d)	(g)	(h)
Peter Smith	8,000	--	24,000 (2)	49,391
Brent Peters	8,000	--	24,000 (2)	49,391
Jean Paul Roy	460,616	34,166	-0-	494,782
Michael Hudson	80,000	35,231	24,000 (2)	139,231
David Conklin	235,000	35,231	47,200 (3)	317,431
Anoop Poddar	74,000	25,001	-0-	99,001

(1)
Represents the total grant date fair value of the awards recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2011 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions).  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.  As of December 31, 2011, Messrs. Smith and Peters each held 300,000 options, of which all are vested, Mr. Roy held 700,000 options, of which 100,000 are unvested, Mr. Conklin held 150,000 options, of which 66,666 are unvested and Mr. Poddar held 100,000 options, of which 83,333 are unvested.
(2)
A discretionary retiring service reward was paid to each of Messrs. Smith, Peters and Hudson in recognition of years of service and significant contributions to the Company.  Mike Hudson received the discretionary retiring service award even though he has not yet retired.

(3)	Denotes bonus of $45,000 plus medical expenses of $2,200.

Effective May 11, 2009 our company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, each of our Independent Directors, as such term is defined under the NYSE Amex Company Guide, receives an annual retainer of $24,000 payable in monthly instalments, and the Chairperson of our Audit Committee receives an additional annual retainer of $6,000 payable in monthly instalments.

In 2009, a Special Committee of the Board of Directors (the “Special Committee”) was created which consisted of Mr. David Conklin as an Independent Director to perform the duties of this Special Committee with compensation of $25,000 each month.  The Board of Directors terminated that Special Committee at the end of January 2011.  Effective February 1, 2011, Mr. Conklin receives a monthly compensation of Cdn$13,500 to act as Lead Director.  From May to September 2011, a New Special Committee for the Board of Directors (the “New Special Committee”) was instituted which consisted of Mr. Conklin, Mr. Hudson and Mr. Poddar.  Mr. Conklin received a monthly compensation fee of $7,500 and Mr. Hudson and Poddar received a monthly compensation fee of $10,000 each to perform the duties of the New Special Committee.

Our Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

Pursuant to the terms of our 2008 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting provided such person has served as a non-employee Director for at least six months, each non-employee Director who continues to serve in such capacity will automatically be granted an option to purchase 50,000 shares.  Each option has a term of ten years, subject to earlier termination following a cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our Stock Incentive Plans in 2011, all of our Directors, other than Messrs. Miller, Roy and Kent were considered non-employee Directors.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were officers or employees of our company during the year ended December 31, 2011 or were former officers of our company or had any other relationship with our company requiring disclosure.

Compensation Discussion and Analysis
Our 2011 named executive officers in 2011 were Paul B. Miller, our President and Chief Executive Officer, Allan J. Kent, our VP of Finance, Sunil Karkera, our Chief Financial Officers and Mr. Miles Leggett, our VP Exploration (Canada).

Policies and Objectives, Compensation Setting Process
Our Compensation Committee believes that our compensation policies and objectives must take into consideration our specific business objectives and our ability to implement those objectives under the terms of the PSCs to which we are a party.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the Operators of exploration blocks.

Our Compensation Committee also believes that the compensation of our named executive officers should be based on the principle that levels of compensation must enable our company to motivate and retain the talent we need to lead and make our Company grow and thus compensation levels must be competitive with similar other companies, be fair and reasonable and, where appropriate, reward successful performance.

Our Compensation Committee relies upon its own judgment in making compensation decisions.

However, we also participated in the Lane Caputo December 2010 International Oil and Gas Exploration and Production Compensation Survey.  This survey covered among other topics, compensation levels paid by a peer group of companies as found in a compensation report and the growth and complexity of the named executive officers’ tasks during the year.  With that information and our company’s overall business plans for further growth, our Compensation Committee made compensation recommendations for the fiscal year 2010 and beyond.

Our Compensation Committee did not meet during the year ended December 31, 2011.

Elements of Compensation
The Compensation Committee follows the practice established in 2005 of providing a compensation package to our named Executive Officers consisting of direct monetary compensation (salary and bonus) and stock options.

Direct Monetary Compensation: Our Compensation Committee does not establish any specific pre-determined performance or target goals.  The direct monetary compensation of our named executive officers is based on the scope of their duties and responsibilities and the executives’ individual performance in fulfilling those duties and responsibilities, in addition to the other factors described above.  Because of the inherent nature of our activities, the uncertain nature of the outcome of our activities, and the extended period of time over which the success of our activities will be determined, the Compensation Committee believes that, because the company’s ability to achieve its objectives is greatly dependent upon the activities of the Operators of the drilling blocks in which we have an interest, the company’s success in its exploration and drilling activities during a particular year should not be the sole measure by which the direct monetary compensation of our named executive officers is determined.  The Compensation Committee also recognizes that our company’s opportunity to enter into additional production-sharing or other contracts or acquire interests in ventures that are parties to such contracts is limited by availability of contracts and our company’s capital.

Equity Compensation:  Our Compensation Committee believes that a material element of executive compensation should be the award of equity grants.  This element of compensation has taken the form of grants of options under our 2008 Stock Incentive Plan but other forms of equity grants may be considered in the future.  The Compensation Committee believes the award of equity grants has the effect of aligning executive officers compensation to the future growth and success of our company.  Equity grants are the only form of long-term compensation utilized to compensate our executive officers at this time.  The Compensation Committee does not consider any relationship between Direct Monetary Compensation and Equity Compensation in making equity grants.  These grants are not based on any strict formula but rather are determined in light of practices at the peer group selected, our company’s past practices, and our overall corporate performance during the period relative to our progress made in achieving our overall business plan objectives and achieving stockholder value.

The Compensation Committee awarded equity grants to certain of our named executive officers in 2011.  See “Item 11 – Executive Compensation – Grants of Plan-Based Award Table” for more information on such awards.

Termination, Change of Control Benefits
We have arrangements with our named executive officers regarding monetary payments to them in the event of certain terminations, including voluntary termination upon a change of control.  Disbursements to the named executive officers under these arrangements cover such payments as unpaid base salary, unpaid vacation pay and any unpaid bonus as approved by the Board of Directors as well as a lump sum cash amount, determined based on the executives’ length of service.  See “Narrative Disclosure to Summary Compensation Table” for more information on such termination payments.

Additionally, in the event that our company is acquired by merger or sale of substantially all of its assets or of securities possessing more than 50% of the total combined voting power of our outstanding securities, each outstanding option granted under our 1998 Stock Incentive Plan and/or our 2008 Stock Incentive Plan (including those held by named executive officers and Directors), which is not to be assumed by a successor corporation or otherwise continued in effect will automatically accelerate in full and become fully vested, subject to certain exceptions.  Options may also immediately vest in connection with a change in the majority of the Board of Directors of our company by reason of one or more contested elections for Board membership.

Perquisites
Our named executive officers receive perquisites in the form of a registered retired savings plan contribution, specialized medical coverage and travel insurance coverage or, pursuant to their employment agreements, travel expenses for the executive and their family for trips to India or Israel.  Our executives are also reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as travel, hotel, meals and entertainment expenses incurred by them.

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2011 Annual Report on Form 10-K and the Proxy Statement for the 2012 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee:
Michael J. Hudson (Chairman)
David D. Conklin
Anoop Poddar

The above Compensation Committee Report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Securities Authorized for Issuance Under Equity Compensation Plans
During the year ended December 31, 2011, we had two equity compensation plans for our employees, directors and consultants pursuant to which options, rights or shares may be granted or have been issued.  They are referred to as our 1998 Stock Incentive Plan (the 1998 Plan), which expired on December 4, 2008 and our 2008 Stock Incentive Plan (the 2008 Plan).  See the Notes to Consolidated Financial Statements to the attached financial statements for further information on the material terms of these plans.

Equity Compensation Plan Information
The following table provides information as of December 31, 2011 with respect to our equity compensation plans (including individual compensation arrangements), under which securities are authorized for issuance aggregated as to (i) compensation plans previously approved by stockholders, and (ii) compensation plans not previously approved by stockholders:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders
1998 Stock Incentive Plan	1,800,000	$4.19	-0-
2008 Stock Incentive Plan	2,790,000	$1.45	9,210,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	4,590,000	$2.53	9,210,000

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
At our Annual Meeting of Stockholders held on June 9, 2011, Mr. Miller, Mr. Roy, Mr. Hudson, Mr. Conklin and Mr. Poddar were elected to serve as Directors of our company until our annual meeting of stockholders in 2012 and the election and qualification of their successors.  At this 2011 Annual Meeting, all members of the Board of Directors were in attendance, with the exception of Mr. Poddar.

On April 27, 2011, we announced that Messrs. Peter R. Smith (Chairman) and Mr. Brent J. Peters resigned from the Company’s Board of Directors effective April 29, 2011.  Mr. David Conklin was appointed to the position of Acting Chairman of the Board.  On January 12, 2012, the Board approved his appointment as Chairman of the Board.

Our Board of Directors has determined that Messrs. Hudson, Conklin and Poddar are “independent directors” under the listing standards of the NYSE Amex.

Our Board of Directors had twenty meetings during the year ended December 31, 2011.  Of these twenty meetings, Mr. Roy was unable to attend two meetings, Mr. Conklin was unable to attend one meeting and Mr. Poddar was unable to attend three meetings.  Two meetings were held with all members personally in attendance and the remainder of the meetings were held by conference call.

Section 16(a) Beneficial Ownership Reporting Compliance
Federal securities laws require our Directors and Executive Officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of our equity securities.  Copies of such reports are required to be furnished to us.  To our knowledge, based solely on a review of the copies of such reports and other information furnished to us, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2011.

Audit Committee and Audit Committee Financial Expert
Our Board of Directors has appointed an Audit Committee consisting of Mr. Hudson, who is the Chairman, Mr. Conklin and Mr. Poddar, each of whom have been determined to be an “independent director” under the listing standards of the NYSE Amex.  Under our Audit Committee Charter, adopted as amended on March 6, 2005, our Audit Committee’s responsibilities include, among other responsibilities:

—	the appointment, compensation and oversight of the work performed by our independent auditor,
—	the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor,
—
at least annually to obtain and review a report by our independent auditor as to relationships between the independent auditor and our company so as to assure the independence of the independent auditor,

—	review the annual audited and quarterly financial statements with our management and the independent auditor, and
—	discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Our Board of Directors has determined that Mr. Michael J. Hudson has the attributes of an Audit Committee Financial Expert and as such, serves as the Audit Committee Financial Expert on our Audit Committee.

Our Audit Committee had five meetings during the year ended December 31, 2011, of which all were held by conference telephone call.  All members of the Audit Committee attended all five meetings with the exception of Mr. Conklin and Mr. Poddar who were unavailable for one meeting.

On March 28, 2012, our Audit Committee discussed our audited consolidated financial statements with management and discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 and received the written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1 which confirmed KPMG’s independence as auditor.  Based on that review and those discussions, our Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Our Audit Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

Compensation Committee
Our Compensation Committee consists of Mr. Hudson, who is the Chairman, Mr. Conklin and Mr. Poddar, each of whom have been determined to be an “independent” director.  Our Compensation Committee, which has adopted a charter, among other things, exercises general responsibility regarding overall employee and executive compensation.  Our Compensation Committee sets the annual salary, bonus and other benefits of the President and the Chief Executive Officer and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer.  Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in the Committee meetings, for instance, the impact that its decisions may have on our financial statements.  The Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.  In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own.

Our Compensation Committee had no meetings during the year ended December 31, 2011.

Nominating Committee
Our Nominating Committee consists of Mr. Hudson, who is the Chairman, Mr. Conklin and Mr. Poddar, each of whom have been determined to be an “independent director” under the listing standards of the NYSE Amex.  Our Nominating Committee, among other things, exercises general responsibility regarding the identification of individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders.  Our Board of Directors has adopted a charter for the nominating committee.

The Nominating Committee had one meeting during the year ended December 31, 2011 and all members were in attendance.

Our Nominating Committee will seek out nominees for new directors as vacancies become available using the following criteria: a majority of the directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to our success and our operations.

Our Nominating Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

Reserve Committee
Our Reserve Committee consists of Mr. Miller, who is the Chairman, and Messrs. Karkera, Leggett, Hudson, Mohapatra, Choudhary and Sinha.  Our Reserve Committee, among other things, will assist the Board with duties and responsibilities in evaluating and reporting the Company’s oil and gas reserves as well as work in consultation with the Company’s senior reserves engineering personnel to approve the appointment of, and any proposed changes in the independent engineering consultants retained to assist the Company in the annual review of reserves.  Mr. Miller possesses a professional engineer designation and has experience in energy company reserve evaluations.

Our Reserve Committee had one meeting during the year ended December 31, 2011 which was held by conference telephone call.

Code of Ethics
We have adopted a Code of Ethics that applies to our principal executive officer and principal financial and accounting officer.  A copy of our Code of Ethics was attached as Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2009.

Our Code of Ethics Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2003 we entered into a Participating Interest Agreement with Roy Group (Mauritius) Inc., a corporation wholly owned by Jean Paul Roy, whereby we assigned and hold in trust for Roy Group (Mauritius) Inc. subject to the Government of India consent, 50% of the benefits and obligations of the PSC covering the KG Offshore Block and the Carried Interest Agreement leaving us with a net 5% participating interest in the KG Offshore Block and a net 5% carried interest in the Carried Interest Agreement.  Under the terms of the Participating Interest Agreement, until the Government of India consent is obtained, we retain the exclusive right to deal with the other parties related to the KG Offshore Block and the Carried Interest Agreement and are entitled to make all decisions regarding the interest assigned to Roy Group (Mauritius) Inc.  Roy Group (Mauritius) Inc. has agreed to be bound by and be responsible for the actions taken by, obligations undertaken and costs incurred by us in regard to Roy Group (Mauritius) Inc.’s interest, and to be liable to us for its share of all costs, interests, liabilities and obligations arising out of or relating to the Roy Group (Mauritius) Inc. interest.  Roy Group (Mauritius) Inc. has agreed to indemnify us against any and all costs, expenses, losses, damages or liabilities incurred by reason of Roy Group (Mauritius) Inc.’s failure to pay the same.

Subject to obtaining the government consent to the assignment, Roy Group (Mauritius) Inc. is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the KG Offshore PSC.

We have a right of set-off against sums owing to us by Roy Group (Mauritius) Inc.  In the event that the Government of India consent is delayed or denied, resulting in either Roy Group (Mauritius) Inc. or our company being denied an economic benefit either would have realized under the Participating Interest Agreement, the parties agreed to amend the agreement or take other reasonable steps to assure that an equitable result is achieved consistent with the parties’ intentions contained in the Participating Interest Agreement.  In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the agreement.  We have not yet obtained the consent of the Government of India.  As a consequence of this transaction, we report our holdings under the KG Offshore PSC and Carried Interest Agreement as a net 5% participating interest.

On August 29, 2003 we entered into a Technical Services Agreement with Roy Group (Barbados) Inc., a corporation wholly owned by Mr. Roy, whereby Roy Group (Barbados) Inc. agreed to perform geological and geophysical duties assigned to it by our company.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  Roy Group (Barbados) Inc. is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits Roy Group (Barbados) Inc. from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2010 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement terminated on August 17, 2010, however the confidentiality and non-competition provisions survive this termination.  Roy Group (Barbados) Inc. received $460,616 from us during 2011 ($350,711 during 2010) under the terms of this agreement.

Roy Group (Barbados) Inc. was reimbursed for expenses such as travel, hotel, meals and entertainment, computer costs and amounts billed to third parties incurred by Mr. Roy during 2011.  At December 31, 2011, we owed Roy Group (Barbados) Inc. $47,019 for services provided and expenses incurred on behalf of our Company which amount bears no interest and has no set terms of repayment.  Mr. Roy receives no additional compensation as a Director.

During the year ended December 31, 2010, Mr. Allan J. Kent who was Executive Vice President, Chief Financial Officer and a Director, was paid $133,827 by us for his consulting services that were provided to us pursuant to a contract with D.I. Investments Ltd., a corporation wholly owned by him, that expired on August 17, 2010.

D.I. Investments Ltd. was reimbursed for expenses such as travel, hotel, meals and entertainment and expenses incurred directly throughout 2010.  Additionally, we paid for medical insurance coverage for Mr. Kent and his family during 2010 in the amount of $22,404.  At December 31, 2010, we owed D.I. Investments Ltd. $nil as a result of services provided and expenses incurred on behalf of our company.

The services of Mr. Kent as Vice President of Finance are now provided to us pursuant to an Employment Agreement.  Expenses incurred by Mr. Kent in connection with the Company are reimbursed to him including travel, hotel, meals and entertainment expenses.

We have not had a related person who has been a principal underwriter or a member of a firm that was a principal underwriter in any of the sales of securities offered by our Company.

We have not had a promoter at any time during the past five fiscal years.

Effective May 11, 2009 our company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, each of our Independent Directors, as such term is defined under the NYSE Amex Company Guide, receives an annual retainer of $24,000 payable in monthly installments.  Our Board of Directors has determined that Messrs. Hudson, Conklin and Poddar are “independent directors” under the listing standards of the NYSE Amex and all of the members of our Audit, Compensation and Nominating Committees are independent directors.

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

Our Audit Committee selected KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.  The same firm was our independent registered public accounting firm that audited our financial statements for the fiscal years ended December 31, 2010 and 2009.  We do not require a representative of KPMG, LLP to be present at the Meeting but we do expect a representative to be present and available to respond to appropriate questions or make a statement if they desire to do so.

Audit and Related Fees
The following sets forth fees we incurred for professional services provided by KPMG, LLP and Ernst & Young LLP for accounting services rendered during the years ended December 31, 2011 and December 31, 2010, respectively.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2011	384,874	12,896	148,471	--	546,241
2010	359,247	26,407	14,702	--	400,356

Our Board of Directors believes that the provision of the services during the years ended December 31, 2011 and December 31, 2010 is compatible with maintaining the independence of KPMG, LLP.  Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our Company by our independent auditor.  Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.  The services provided by KPMG LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial reports filed with the Securities and Exchange Commission.  Audit Related Fees include services rendered in connection with the review of other filings with the Securities and Exchange Commission.  Tax Fees include services rendered relating primarily to tax compliance, consulting, customs and duties.  All Other Fees include administration fees to cover various expenses and SOX related work performed to date.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2013 ANNUAL MEETING

Under Rule 14a-8 of the Securities and Exchange Act, any proposals or director nominations which stockholders intend to present for a vote of stockholders at our 2013 annual meeting and which such stockholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by December 30, 2012 and must otherwise comply with the requirements of Rule 14a-8.  After that date, the submission of stockholder proposals will be considered untimely.  Our Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as such requirements have been established by the Securities and Exchange Commission.  See also our policy entitled, “Nominating Committee,” on Page 19 of this proxy statement.  All notices should be directed to: Corporate Secretary, GeoGlobal Resources Inc., #200, 625 – 4 Avenue S.W., Calgary, Alberta, Canada T2P 0K2.

GENERAL

The cost of soliciting proxies will be borne by us.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K for the year ended December 31, 2011, including consolidated financial statements, is available on our website at www.geoglobal.com or on the SEC and SEDAR websites at http://www.sec.gov and www.sedar.com respectively.  If you wish to receive a hard copy of that report, contact us by writing to the address as provided on Page 5 of this document.  That report is not part of the proxy soliciting information.

By Order of the Board of Directors

/s/ Patti J. Price
Patricia J. Price,
Corporate Secretary

Dated: October 31, 2012

APPENDIX:
FORM OF PROXY

GEOGLOBAL RESOURCES INC.
SUITE #200, 625 - 4 AVENUE S.W.
CALGARY, ALBERTA    T2P 0K2     CANADA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul B. Miller, President and Chief Executive Officer and Patti J. Price, Corporate Secretary or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Bonavista Room at The Westin Calgary,  320 - 4th Avenue SW, Calgary, Alberta, T2P 2S6 at 3:00pm Mountain Time on Wednesday, the 19th of December, 2012, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement (receipt whereof is hereby acknowledged).

1.	Election of Directors

|__|	For all nominees listed below (except as marked to contrary below)
|__|	Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Paul B. Miller	David D. Conklin

2.	Approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

In Favor of |__|	Against |__|	Abstain |__|

3.	Approve a non-binding advisory vote on the frequency of non-binding advisory votes on executive compensation every:

1 Year |__|	2 Years |__|	3 Years |__|	Abstain |__|

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL  NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL #1, FOR PROPOSAL #2 AND FOR 1 YEAR ON PROPOSAL #3.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.   IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: ___________________, 2012

Signature
Title (if required)

Signature (if held jointly)